Exhibit 3.2

BYLAWS

OF

CANYON BANCORP

(a California corporation)

Adopted February 15, 2006

i

INDEX

(continued)

ii

INDEX

(continued)

iii

BYLAWS

OF

CANYON BANCORP

(a California corporation)

ARTICLE I

APPLICABILITY

Section 1.1 APPLICABILITY OF BYLAWS. These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of the Corporation.

ARTICLE II

OFFICES

Section 2.1 PRINCIPAL OFFICES. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall designate a principal business office in the State of California.

Section 2.2 CHANGE IN LOCATION OR NUMBER OF OFFICES. The Board of Directors may change any office from one location to another or establish or eliminate any office or offices.

ARTICLE III

MEETINGS OF SHAREHOLDERS

Section 3.1 PLACE OF MEETINGS. Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.

Section 3.2 ANNUAL MEETINGS. The Annual Meeting of Shareholders shall be held each year on a date and at a time as designated by the Board of Directors. The date so designated shall be within fifteen (15) months after incorporation or after the last Annual Meeting. Directors shall be elected at each Annual Meeting and any other proper business may be transacted thereat.

Section 3.3 NOMINATIONS FOR DIRECTOR. Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 3.5(a) of Article III of these bylaws; provided, however, that if only 10 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (A) the name and address of each proposed nominee; (B) the principal occupation of each proposed nominee; (C) the number of shares of voting stock of the Corporation owned by each proposed nominee; (D) the name and residence address of the notifying shareholder; and (E) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.

Section 3.4 SPECIAL MEETINGS.

(a) Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, the President, or by the shareholders upon the request of the holders of shares entitled to cast not less than ten percent (10%) of the votes at such meeting.

(b) Any request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof, which date shall be not less than thirty-five (35) nor more than sixty (60) days after receipt of the request, (3) specify the general nature of the business to be transacted thereat and (4) be given either personally or by first-class mail, postage prepaid, or other means of written communication to the Chairman of the Board, President, any Vice President or the Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 3.4 of this Article to the shareholders entitled to vote thereat that a meeting will be held at the date and time specified by the person or persons calling the meeting. If notice is not given within 20 days of the receipt of the request, the shareholders making the request may give notice of such meeting so long as the notice given complies with the other provisions of this subsection.

(c) No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.

Section 3.5 NOTICE OF ANNUAL, SPECIAL OR ADJOURNED MEETINGS.

(a) Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this Section not less than ten (10) nor more than sixty (60) days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, management intends to present for election.

(b) Any proper matter may be presented at an annual meeting for action. However, any action to approve (1) a contract or transaction in which a director has a direct or indirect financial interest under Section 310 of the Corporations Code of California, (2) an amendment of the Articles of Incorporation under Section 902 of that code, (3) a reorganization of the Corporation, under Section 1201 of that code, (4) a voluntary dissolution of the Corporation under Section 1900 of that code, or (5) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares under Section 2007 of that code may be taken only if the notice of the meeting states the general nature of the matter to be approved.

(c) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at that meeting.

(d) Notice of any meeting of the shareholders shall be given personally, by first-class mail, or by telegraph or other written communication, addressed to the shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice shall be deemed to have been given at the time when delivered personally to the recipient, deposited in the mail, delivered to a common carrier for transmission to the recipient or sent by other means of written communication. An affidavit of the mailing or other means of giving notice may be executed by the Secretary, Assistant Secretary or any transfer agent of the Corporation giving the notice and shall be prima facie evidence of the giving of the notice. Such affidavits shall be filed and maintained in the minute books of the Corporation.

(e) If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

Section 3.6 QUORUM.

(a) A majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the transaction of business at the meetings.

(b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 3.7 ADJOURNMENT. Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

Section 3.8 VALIDATION OF ACTIONS TAKEN AT DEFECTIVELY CALLED, NOTICED OR HELD MEETINGS.

(a) The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Any written waiver of notice shall comply with subdivision (f) of Section 601 of the Corporations Code of California. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

(b) Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the General Corporation Law of California to be included in the notice but not so included, if such objection is expressly made at the meeting.

Section 3.9 VOTING FOR ELECTION OF DIRECTORS.

(a) Except as provided in subdivision (c) of this Section, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

(b) Every shareholder complying with subdivision (c) of this Section and entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.

(c) No shareholder shall be entitled to cumulate his votes (i.e., cast for any candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless the candidate’s or candidates’ names for which he desires to cumulate his votes have been properly placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

(d) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors.

Section 3.10 PROXIES.

(a) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by him or his attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by him or his attorney-in-fact.

(b) Any validly executed proxy, except a proxy which is irrevocable pursuant to subdivision (c) of this Section, shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by written notice of the death of the person executing the proxy, delivered to the Corporation, (3) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting or (4) as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.

(c) A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to the provisions of subdivisions (e) and (f) of Section 705 of the Corporations Code of California.

Section 3.11 INSPECTORS OF ELECTION.

(a) In advance of any meeting of the shareholders, the Board of Directors may appoint either one or three persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxies thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

(b) The duties of inspectors of election and the manner of performance thereof shall be as prescribed in subdivisions (b) and (c) of Section 707 of the Corporations Code of California.

Section 3.12 ACTION BY WRITTEN CONSENT.

(a) Subject to subdivisions (b) and (c) of this Section, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.

(b) Except for the election of a director by written consent to fill a vacancy (other than a vacancy created by removal), directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote for the election of directors.

(c) Unless the consents of all shareholders entitled to vote have been solicited in writing, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in subdivision (d) of Section 3.5 of this Article. In the case of approval of (1) contracts or transactions in which a director has a direct or indirect financial interest under Section 310 of the Corporations Code of California, (2) indemnification of agents of the Corporation, under Section 317 of that code, (3) a reorganization of the Corporation, under Section 1201 of that code, or (4) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, under Section 2007 of that code, notice of such approval shall be given at least ten (10) days before the consummation of any action authorized by that approval.

(d) Any shareholder giving a written consent, or his proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

ARTICLE IV

DIRECTORS

Section 4.1 NUMBER OF DIRECTORS. The authorized number of Directors shall be not less than seven (7) nor more than thirteen (13) unless changed by amendment of the Articles or by a Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The exact number of directors shall be fixed, within the limits specified by this Section, by a bylaw or amendment thereof or by a resolution duly adopted by a vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by a resolution duly adopted by the Board of Directors.

Subject to the foregoing provisions for changing the number of directors, the number of directors of this Corporation has been fixed at eight (8).

Section 4.2 ELECTION AND TERM OF OFFICE. The directors shall be elected at each Annual Meeting of Shareholders but, if any such Annual Meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified, subject to the General Corporation Law and the provisions of these Bylaws with respect to vacancies on the Board.

Section 4.3 VACANCIES.

(a) A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors, or otherwise.

(b) Subject to the right of the holders of any class or series of Preferred Stock, except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director shall be filled only by a person elected by a majority of the shareholders entitled to vote at a duly held meeting at which there is a quorum present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting.

(c) The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

Section 4.4 REMOVAL.

(a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

(b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if whenever the votes cast against his removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of his most recent election were then being elected.

(c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

Section 4.5 RESIGNATION. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 4.6 FEES AND COMPENSATION. Directors may be paid for their services in such capacity a sum in such amounts, at such times and upon such conditions as may be determined from time to time by resolution of the Board of Directors and may be reimbursed for their expenses, if any, for attendance at each meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.

Section 4.7 INDEMNIFICATION OF CORPORATE AGENTS. The Corporation may indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person having been made or having been threatened to be made a party to a proceeding to the fullest extent possible by the provisions of the General Corporation Law and the Corporation may advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by the General Corporation Law. The terms “agent,” “proceeding” and “expense” made in this Section 4.7 shall have the same meaning as such terms in said Section 317 of the General Corporation Law, as amended.

Section 4.8 TRANSACTIONS BETWEEN THE CORPORATION AND ITS DIRECTORS.

(a) Corporation and Directors. No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm or association in which one or more of its directors has a material financial interest (a mere common directorship shall not constitute a material financial interest), is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if:

(i) the material facts as to the transaction and as to such director’s interest are fully disclosed or known to the shareholders, and such contract or transaction is approved in good faith by the affirmative vote of a majority of the shares entitled to vote, represented at a duly held meeting at which a quorum is present or by the written consent of shareholders, with the shares owned by the interested director or directors not being entitled to vote thereon; or

(ii) the material facts as to the transaction and as to such director’s interest are fully disclosed or known to the Board or committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors, and the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified; or

(iii) as to contracts or transactions not approved as provided in paragraph (1) or (2) of this subdivision, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the Corporation at the time it was authorized, approved or ratified.

(b) Corporations Having Interrelated Directors. No contract or other transaction between the Corporation and any corporation or association of which one or more of its directors are directors is either void or voidable because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if:

(i) The material facts as to the transaction and as to such director’s other directorship are fully disclosed or known to the Board or committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or directors, or the contract or transaction is approved by the shareholders in good faith; or

(ii) As to contracts or other transactions not approved as provided in paragraph (1) of this subdivision, the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified.

This subsection (b) does not apply to contracts or transactions covered by subsection (a).

(c) Interested Directors. Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves or ratifies a contract or transaction.

(i) Loans and Extensions of Credit. For purposes of this Section 4.8, the term “transaction” does not include loans or extensions of credit in the ordinary course of business.

ARTICLE V

COMMITTEES OF THE BOARD OF DIRECTORS

Section 5.1 DESIGNATION OF COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (i) one or more committees, each consisting of two or more directors, and (ii) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board.

Section 5.2 POWERS OF COMMITTEES. Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:

(a) The approval of any action for which the General Corporation Law of California also requires any action by the shareholders;

(b) The filling of vacancies on the Board or in any committee thereof;

(c) The fixing of compensation of the directors for serving on the Board or on any committee thereof;

(d) The amendment or repeal of these Bylaws or the adoption of new bylaws;

(e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(g) The designation of other committees of the Board or the appointment of members or alternate members thereof.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

Section 6.1 PLACE OF MEETINGS. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board or, in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

Section 6.2 ORGANIZATION MEETING. Immediately following each annual meeting of the shareholders the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business. Notice of any such meeting is not required.

Section 6.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors. Notice shall be given of any special meeting of the Board.

Section 6.4 NOTICE OF SPECIAL MEETINGS. Notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each director or communicated to each director by telephone, including a voice messaging system or by a qualified means of electronic transmission, addressed to him at his address as it is shown upon the records of the Corporation or, if it is not so shown on such records or if not readily ascertainable, at the place at which the meetings of the directors are regularly held. A “qualified means of electronic transmission” includes i) a facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the corporation, (ii) posting on an electronic message board or network which the corporation has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (iii) other means of electronic communication. In all cases of electronic transmissions, the recipient must have provided an unrevoked consent to the use of those means of transmission for such communications, and the means of transmission must create a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form. In case such notice is mailed, it shall be deposited in the United States mail in the place in which the Head Office of the Corporation is located at least two (2) days prior to the time of the holding of the meeting. In case such notice is delivered, personally or by telephone or other electronic means, as provided above, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing or delivery, personally or by telephone or other electronic means, as provided above, shall constitute due, legal and personal notice to such director. Any notice shall state the date, place and hour of the meeting but need not state the purpose of the meeting.

Section 6.5 WAIVERS, CONSENTS AND APPROVALS. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 6.6 QUORUM; ACTION AT MEETINGS; TELEPHONE MEETINGS.

(a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.

(b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

(c) Members of the Board of Directors may participate in a meeting through use of conference telephone, electronic video screen communication or similar communications equipment so long as all members participating in such meeting can hear one another.

Section 6.7 ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 6.8 ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 6.9 MEETINGS OF AND ACTION BY COMMITTEES. The provisions of this Article apply to committees of the Board of Directors and action by such committees with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.

ARTICLE VII

OFFICERS

Section 7.1 OFFICERS. The Corporation shall have as officers, a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 7.3 of this Article. One person may hold two or more offices.

Section 7.2 ELECTION OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 7.3 or Section 7.5 of this Article, shall be chosen by the Board of Directors.

Section 7.3 SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

Section 7.4 REMOVAL AND RESIGNATION.

(a) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.

(b) Subject to the rights, if any, of the Corporation under any contract of employment, any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any Vice President or Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

Section 7.5 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 7.6 CHAIRMAN OF THE BOARD. If there is a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board or prescribed by these Bylaws and, if there is no President, the Chairman of the Board shall be the chief executive officer of the corporation and have the power and duties set forth in Section 7.8 of this Article.

Section 7.7 VICE CHAIRMAN OF THE BOARD. The Board of Directors may appoint one of its members to be the Vice Chairman of the Board. He shall preside at all meetings of the shareholders and all meetings of the Board of Directors in the absence of the Chairman of the Board, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed in the Bylaws.

Section 7.8 PRESIDENT. Subject to such supervisory powers, if any as may be given by these Bylaws or the Board of Directors to the Chairman of the Board, if there be such an officer, the President may be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

Section 7.9 VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.

Section 7.10 SECRETARY.

(a) The Secretary, any Assistant Secretary, or, if they are absent or unable to act, any other officer shall keep or cause to be kept (1) the minute book, (2) the share register and (3) the seal, if any, of the Corporation.

(b) The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or bylaw to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or any committee of the Board of Directors.

Section 7.11 CHIEF FINANCIAL OFFICER.

(a) The Chief Financial Officer shall keep, or cause to be kept, the books and records of account of the Corporation.

(b) The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.

ARTICLE VIII

RECORDS AND REPORTS

Section 8.1 MINUTE BOOK. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and written consents for action without a meeting.

Section 8.2 SHARE REGISTER. The Corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

Section 8.3 BOOKS AND RECORDS OF ACCOUNT. The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account.

Section 8.4 BYLAWS. The Corporation shall keep at its principal executive office or, in the absence of such office in the State of California, at its principal business office in the state, the original or a copy of the Bylaws as amended to date.

Section 8.5 INSPECTION OF CORPORATE RECORDS.

(a) By Shareholders. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the Board and committees of the Board of this Corporation and any subsidiary of this Corporation shall be open to inspection upon the written demand on the Corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation, or, in the event the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, a shareholder or shareholders who hold at least one percent (1%) of such voting shares and have filed a Form F-6 with the Federal Deposit Insurance Corporation relating to the election of directors of the Corporation, shall have (in person or by agent or attorney) the absolute right: (1) to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) business days’ prior written demand upon the Corporation and; (2) to obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

(b) By Directors. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation. Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 8.6 ANNUAL REPORTS TO SHAREHOLDERS. The Board of Directors of the Corporation shall cause an annual report to be sent by first-class mail to the shareholders at least fifteen (15) days prior to the Annual Meeting of Shareholders but not later than one hundred twenty (120) days after the close of the fiscal year in accordance with the provisions of the General Corporation Law.

ARTICLE IX

GENERAL CORPORATE MATTERS

Section 9.1 RECORD DATES. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders (i) entitled to notice of and to vote at any meeting of shareholders, (ii) entitled to give consent to corporate action in writing without a meeting, (iii) entitled to receive any dividend or distribution or any allotment of rights, or (iv) entitled to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or these Bylaws.

Section 9.2 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 9.3 CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount. However, any contract or other instrument in writing executed or entered into between the Corporation and any other person, when signed by 1) the Chairman of the Board, the President or any Vice President, and 2) the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer, is not invalid as to the corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute such contract or other instrument.

Section 9.4 CERTIFICATES FOR SHARES. Every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Section 9.5 STATEMENTS ON CERTIFICATE FOR SHARES. Any such certificate shall also contain such legend or other statement as may be required by law, by these Bylaws or by any agreement between the Corporation and the issuee thereof.

Section 9.6 LOST, STOLEN OR DESTROYED CERTIFICATES. No new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that the Board of Directors or the Chairman of the Board or the President may, however, in case any certificate for shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board of Directors or the Chairman of the Board or the President shall determine. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the relevant provisions of the California Commercial Code.

Section 9.7 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any Vice President or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

Section 9.8 CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Corporations Code of California shall govern the construction of these Bylaws.

Section 9.9 PURCHASE OF LIABILITY INSURANCE. The Corporation may, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Section 9.9.

ARTICLE X

AMENDMENTS

Section 10.1 POWER OF SHAREHOLDERS. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of the shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

Section 10.2 POWER OF DIRECTORS. Subject to the right of shareholders (as provided in Section 10.1 of this Article) to adopt, amend or repeal bylaws, these Bylaws may be adopted, amended or repealed by the Board of Directors; provided, however, that the Board of Directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in Section 4.1 of Article IV of these Bylaws.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of Canyon Bancorp, a California corporation; and

2. That the foregoing Bylaws, comprising seventeen (17) pages, constitute the Bylaws of said Corporation as duly adopted by action of the Board of Directors of the Corporation duly taken on February 15, 2006.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this Corporation this 15th day of February, 2006.

/s/ Milton W. Jones Milton W. Jones Corporate Secretary